SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

December 17, 2003	Commission file number:
(Date of earliest event reported)	000-29313

MOBILE REACH INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation or organization)	20-0121007 (I.R.S. Employer Identification No.)

8000 Regency Parkway, Suite 660
Cary, North Carolina 27511
(Address of principal executive offices)
(Zip code)

(919) 469-6997
(Registrant’s telephone number, including area code)

Item 5.     Other Events

On December 17, 2003, the Registrant issued a press announcing that it had entered into a definitive merger agreement to acquire Waves Consulting Group, Inc. A copy of that press release is filed herewith and incorporated by reference herein as Exhibit 99.1.

Item 7.     Exhibits

(c) Exhibits:

2.3	Agreement and Plan of Merger dated December 17, 2003 by and among the Registrant, Waves Consulting Group, Inc., MRI Acquisition Corp. and the sole shareholders of Waves Consulting Group, Inc.

99.1	Press release issued on December 17, 2003

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Mobile Reach International, Inc.
	By:	/s/ MICHAEL J. HEWITT Michael J. Hewitt President and Chief Executive Officer
Date: December 17, 2003